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                                                                    EXHIBIT 10.2

                               CONSULTING AGREEMENT

      Consulting Agreement (this "Agreement"), dated as of March 16, 2000, by and between Healthbridge, Inc., a Texas corporation (the "Company"), and Nora Coccaro, an individual residing at 5775 Hampton Place, Suite 1002, Vancouver, B.C. (the "Consultant").

                                     RECITALS

      WHEREAS, the Company desires to retain the Consultant to perform certain services for and on behalf of the Company in connection with its business and the Consultant desires to perform such services.

      NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency whereof is hereby acknowledged, the parties agree as follows:

                                     SECTION 1
                                 TERMS AND DUTIES

1.1   Retention of Consultant.

      The Company hereby retains the Consultant to perform the duties described herein in accordance with the terms and conditions set forth in this Agreement. Consultant agrees to perform such duties faithfully and to the best of her ability and to devote such time and attention to its duties hereunder as is necessary or is required by the Company.

1.2   Term.

      Subject to the provisions of Section 3, the term of the Consultant's retention under this Agreement will be one year, beginning on the date hereof, which term shall automatically be extended for additional terms of one year each unless (a) the Consultant notifies the Company of her intention not to renew the terms of this Agreement not less than 30 days prior to the expiration of any term, or (b) the Company notifies the Consultant of its intention not to renew the terms of this Agreement not less than 30 days prior to the expiration of any term.

1.3   Duties.

      Consultant shall spend such amount of time as is reasonably required to perform such duties and services as the Company may request and that are within the scope of the Consultant's area of expertise.




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       The Consultant shall use her best efforts to promote the business of the
Company and cooperate fully with the Company's Board of Directors in the advancement of the Company's best interests.

                                     SECTION 2
                              COMPENSATION; BENEFITS

2.1   Compensation.

      2.1.1 Salary.  The Consultant shall be paid a monthly salary of $2500.

      2.1.2 Signing Bonus. At the time when the Company and the Consultant sign the Agreement, the Consultant shall be granted a one-time distribution of 20,000 shares of the Company's common stock. In addition, the Company shall grant to the Consultant on or before May 30, 2000 an option to acquire 30,000 shares of the Company's common stock (the "Option") pursuant to the Company's 1999 Stock Incentive Plan (the "Plan"). The Option shall have an exercise price determined as of the date of grant, vest in equal amounts over a period of three years, and carry such additional terms as the Company's Board of Directors shall determine pursuant to the Plan.

2.2   Expenses.

      The Company shall reimburse the Consultant for reasonable expenses that the Consultant incurs at the request of, or on behalf of, the Company in the performance of the Consultant's duties pursuant to this Agreement and in accordance with the Company's employment policies. The Consultant shall file expense reports with respect to such expenses in accordance with the Company's policies.

                                     SECTION 3
                                    TERMINATION

3.3   Events of Termination.

      The Consultant's services and any and all other rights of the Consultant under this Agreement or otherwise as a consultant to the Company shall terminate:

            (a)   upon the Consultant's death;

            (b) immediately upon notice from the Company to the Consultant that the Consultant is being terminated for Cause (as defined in Section 3.2); or

            (c) immediately upon notice from the Company to the Consultant that the Consultant is being terminated without Cause.



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3.2   Cause.

      "Cause" means: (a) the Consultant's material breach of any provision of the Agreement, which breach is not cured within 15 days of Consultant's receipt of written notice of such breach; (b) the Consultant's appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company without the prior written permission of the Company's Board of Directors; (c) the Consultant's misappropriation (or attempted misappropriation) of any of the Company's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof.

3.3   Termination Pay.

      3.3.1 Upon the termination of this Agreement, the Company shall be obligated to pay the Consultant (or, in the event of her death, her designated beneficiary as defined below) only such compensation as is provided in this
Section 3.3. Such payments shall be in lieu of all other amounts and in settlement and complete release of all claims the Consultant may have against the Company. For purposes of this Section 3.3, the Consultant's designated beneficiary shall be such individual beneficiary or trust, located at such address, as the Consultant may designate by notice to the Company from time to time or, if the Consultant fails to give notice to the Company of such a beneficiary, the Consultant's estate. Notwithstanding the preceding sentence, the Company shall have no duty, in any circumstances, to (a) attempt to open an estate on behalf of the Consultant; (b) determine whether any beneficiary designated by the Consultant is alive; (c) ascertain the address of any such beneficiary; (d) determine the existence of any trust; (e) determine whether any person or entity purporting to act as the Consultant's personal representative (or the trustee of a trust established by the Consultant) is duly authorized to act in that capacity; or (f) locate or attempt to locate any beneficiary, personal representative, or trustee.

      3.3.2 Termination by the Company for Cause. If the Company terminates this Agreement for Cause, the Company shall pay to the Consultant (a) her Salary through the date of such termination and (b) such expenses as the Consultant shall have incurred under Section 2.2 hereof to the date of termination.

      3.3.3 Termination by the Company without Cause. If the Company terminates this Agreement without Cause, the Company shall pay to the Consultant (a) her Salary through the date of such termination; (b) an additional two months of her Salary beyond the date of such termination; and (c) such expenses as the Consultant shall have incurred under Section 2.2 hereof to the date of termination.





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                                     SECTION 4
                                  INDEMNIFICATION

      The Company shall indemnify the Consultant against and defend and hold the Consultant harmless from, to the fullest extent permitted by the law of Texas on the date of this Agreement, all claims, actions and liabilities arising out of activities and actions reasonably taken by the Consultant in the performance of her duties hereunder.

                                     SECTION 5
                                GENERAL PROVISIONS


5.1   Representations And Warranties.

      5.1.1 By Consultant. The Consultant represents and warrants to the Company that, to the Consultant's best knowledge, the execution and delivery by the Consultant of this Agreement do not, and the performance by the Consultant of the Consultant's obligations hereunder shall not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Consultant or (b) conflict with or result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Consultant is a party or by which the Consultant is or may be bound.

      5.1.2 By Company. The Company represents and warrants to the Consultant that to the Company's best knowledge, the execution and delivery by the Company of this Agreement do not, and the performance by the Company of the Company's obligations hereunder will not (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency binding upon the Company or (b) conflict with, result in the breach or the termination of, or constitute a default under, any agreement to which the Company is a party or by which the Company is bound.

5.2   Waiver.

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement may be discharged by one party, as a whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party shall be deemed to be a waiver



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of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

5.3   Binding Effect; Delegation Of Duties Prohibited.

      This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Consultant under this Agreement, being personal, may not be delegated.

5.4   Notices.

      All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Company:

Healthbridge, Inc.
1177 West Hastings Street                If to the Consultant:
Suite 1818
Vancouver, BC  V6E 2K3                   Nora Coccaro
Canada                                   5775 Hampton Place, Suite 1002
Attention:  Nora Coccaro                 Vancouver, B.C.
Telephone:  (604) 602-1717               Telephone:  (604) 221-7323
Telecopy:     (604) 408-1739             Telecopy:     (604) 687-6755

With a copy to:

Powell, Goldstein, Frazer & Murphy LLP
1001 Pennsylvania Avenue, N.W., Suite
600
Washington, D.C.  20004
Attention:  John Bagwell, Esq.
Telephone:  (202) 624-3973
Telecopy:    (202) 624-7222

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5.5   Relationship; Reimbursement Obligation.

      The services to be performed hereunder shall be performed by the Consultant as an independent contractor. Nothing in this Agreement shall be construed as creating any other relationship between the Company and the Consultant. If however, the Internal Revenue Service asserts employment taxes against the Company, the Consultant shall reimburse the Company for any employment taxes that the Company is required to pay. The Consultant shall make such reimbursement to the Company within 30 days of the Consultant's receipt of a notice demanding that such reimbursement be made.

5.6   Entire Agreement; Amendments.

      This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing signed by both parties hereto.

5.7   Severability.

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

5.8   Rules of Construction.

      5.8.1 All references to days and months in this Agreement will be deemed to refer to calendar days and calendar months unless otherwise specified.

      5.8.2 Whenever a pronoun of a particular gender is used in this Agreement, that pronoun will, if appropriate, also refer to the other gender and the neuter. Whenever a neuter pronoun is used in this Agreement, that pronoun will, if appropriate, also refer to the masculine and feminine gender. Whenever the plural of a word is used in this Agreement, and that word will, if appropriate, include the singular of that word. Whenever the singular of a word is used in this Agreement that word will, if appropriate, include the plural of that word.

      5.8.3 The language herein is the language chosen by both of the parties hereto and will not be construed against the drafter.

      5.8.4 Article and section headings are used in this Agreement only as a matter of convenience, are not a part of this Agreement, and will not have any effect upon the



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construction or interpretation of this Agreement. References to sections means sections of this Agreement unless the context otherwise requires.

5.9   Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

5.10  Governing Law.

      This Agreement shall be governed by the laws of the State of Texas without regard to conflicts of laws principles.

      The parties have executed and delivered this Agreement as of the date above first written above.


Healthbridge, Inc.


By: /s/ Nora Coccaro                              /s/ Nora Coccaro
    --------------------                          --------------------
        Nora Coccaro                                Nora Coccaro
        President




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